UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LYEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 3, 2026, Lyell Immunopharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to sell and issue to the Investors an aggregate of 7,428,040 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $10.77 per Share, in a private placement transaction (the “Private Placement”).

The closing of the Private Placement is scheduled to occur on or about November 4, 2026 (the “Closing”), subject to the satisfaction of customary closing conditions. The total gross proceeds from the Private Placement, before expenses, are expected to be approximately $80.0 million.

The Company is relying upon on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof. Each of the Investors provided representations appropriate for a private placement of securities. Restrictive legends will be affixed to the Shares.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Closing, a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares, and generally to cause the registration statement to promptly become effective. Certain cash penalties will apply to the Company in the event of registration failures.

Forward-looking Statements:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this report include, but are not limited to, statements regarding: the timing, size, and completion of the proposed Private Placement. These statements are based on our expectations and are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to market conditions and the satisfaction of closing conditions, and other risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission on August 6, 2026. Forward-looking statements contained in this report are made as of this date, and we undertake no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyell Immunopharma, Inc.

Date: November 4, 2026	By:	/s/ Mark Meltz
Mark Meltz
General Counsel